MDU RESOURCES GROUP, INC.
                      List of Subsidiaries
                  (Effective December 31, 2001)

                                          State or Other
                                           Jurisdiction
                                             in Which
                                           Incorporated
                                          --------------
Alaska Basic Industries, Inc.                Alaska
Anchorage Sand and Gravel Company, Inc.      Alaska
Baldwin Contracting Company, Inc.            California
Bauerly Brothers, Inc.                       Minnesota
Bell Electrical Contractors, Inc.            Missouri
Capital Electric Construction Company, Inc.  Kansas
Capital Electric Line Builders, Inc.         Kansas
Centennial Energy Holdings, Inc.             Delaware
Centennial Holdings Capital Corp.            Delaware
Centennial Power, Inc.                       Delaware
Concrete, Inc.                               California
Connolly-Pacific Co.                         California
DSS Company                                  California
Fidelity E & P International                 Cayman Islands
Fidelity Exploration & Production Company    Delaware
Fidelity Oil Co.                             Delaware
Frebco, Inc.                                 Ohio
FutureSource Capital Corp.                   Delaware
Hamlin Electric Company                      Colorado
Hap Taylor & Sons, Inc.                      Oregon
Harp Engineering, Inc.                       Montana
ILB Hawaii, Inc.                             Hawaii
Innovative Gas Services, Incorporated        Kentucky
Innovatum, Inc.                              Texas
International Line Builders, Inc.            Delaware
InterSource Insurance Company                Vermont
JTL Group, Inc. - Montana                    Montana
JTL Group, Inc. - Wyoming                    Wyoming
KRC Aggregate, Inc.                          Delaware
KRC Holdings, Inc.                           Delaware
Knife River Corporation                      Delaware
Knife River Dakota, Inc.                     Delaware
Knife River Hawaii, Inc.                     Delaware
Knife River Marine, Inc.                     Delaware
LTM, Incorporated                            Oregon
Loy Clark Pipeline Co.                       Oregon
MDU Resources International, Inc.            Delaware
Marcon Energy Corporation                    Kentucky
Medford Ready Mix, Inc.                      Delaware
Morse Bros., Inc.                            Oregon
Newco, Inc.                                  Ohio
Oregon Electric Construction, Inc.           Oregon
Pouk & Steinle, Inc.                         California
Prairielands Energy Marketing, Inc.          Delaware
Rocky Mountain Contractors, Inc.             Montana
Rogue Aggregates, Inc.                       Oregon
Utility Services, Inc.                       Delaware
WBI Canadian Pipeline, Ltd.                  Canada
WBI Energy Services, Inc.                    Delaware
WBI Holdings, Inc.                           Delaware
WBI Pipeline & Storage Group, Inc.           Delaware
WHC, Ltd.                                    Hawaii
Wagner-Smith Company, The                    Ohio
Wagner-Smith Equipment Co.                   Delaware
Wagner-Smith Pumps & Systems, Inc.           Ohio
Williston Basin Interstate Pipeline Company  Delaware

Bitter Creek Pipelines, LLC                  Colorado LLC
Central Oregon Redi-Mix, L.L.C.              Oregon LLC
Netricity LLC                                Alaska LLC
New Avoca Gas Storage LLC                    Texas LLC
Wagon Box Partners, LLC                      Colorado LLC
Hawaiian Cement                              Hawaii Partnership

MDU Resources Luxembourg I LLC S.a.r.l.      Luxembourg
MDU Resources Luxembourg II LLC S.a.r.l.     Luxembourg
MDU Brasil Ltda.                             Brazil